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                                                        EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of HFS Incorporated for the registration of up to 999,500 shares of common stock and to the incorporation by reference therein of our report dated February 27, 1995, with respect to the consolidated financial statements of Electronic Realty Associates, Inc. for the years ended December 31, 1994 and 1993, included in the Current Report on Form 8-K of HFS Incorporated dated February 16, 1996, filed with the Securities and Exchange Commission, and our report dated
February 21, 1996, with respect to the consolidated financial statements of Electronic Realty Associates, L.P. for the years ended December 31, 1995 and 1994, included in the Current Report on Form 8-K of HFS Incorporated dated
April 5, 1996, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP
                                                --------------------------
                                                    ERNST & YOUNG LLP


Kansas City, Missouri
December 2, 1996